Exhibit 28(i)
July 20, 2010
Seasons Series Trust
1 SunAmerica Center
Los Angeles, California 90067-6022
Ladies and Gentlemen:
     We have acted as special Massachusetts counsel to the following series (each a “Fund” and collectively, the “Funds”) of Seasons Series Trust, a Massachusetts business trust (the “Trust”):
     Allocation Balanced Portfolio: Class 3 Shares
     Allocation Growth Portfolio: Class 3 Shares
     Allocation Moderate Growth Portfolio: Class 3 Shares
     Allocation Moderate Portfolio: Class 3 Shares
     Asset Allocation: Diversified Growth Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Cash Management Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Diversified Fixed Income Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Focus Growth and Income Portfolio: Class 2 Shares and Class 3 Shares
     Focus Growth Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Focus TechNet Portfolio: Class 2 Shares and Class 3 Shares
     Focus Value Portfolio: Class 2 Shares and Class 3 Shares
     International Equity Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Large Cap Composite Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Large Cap Growth Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Large Cap Value Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Mid Cap Growth Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Mid Cap Value Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Multi-Managed Growth Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares

Seasons Series Trust
July 20, 2010

     Multi-Managed Income/Equity Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Multi-Managed Income Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Multi-Managed Moderate Growth Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Real Return Portfolio: Class 3 Shares
     Small Cap Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
     Stock Portfolio: Class 1 Shares, Class 2 Shares and Class 3 Shares
in connection with the post-effective amendment to the Trust’s registration statement on Form N-1A to be filed with the Securities and Exchange Commission on or about July 20, 2010 (the “Registration Statement”), with respect to the each Fund’s shares of beneficial interest, $0.01 par value per share, divided into such classes as are set forth above as applicable (collectively, the “Shares”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.
     In connection with the furnishing of this opinion, we have examined the following documents:
     (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;
     (b) copies, as filed with the Secretary of the Commonwealth of Massachusetts, of the Trust’s Declaration of Trust dated October 10, 1995, and all amendments thereto on file with the Secretary of the Commonwealth (the “Declaration”);
     (c) copies, as filed with the Secretary of the Commonwealth of Massachusetts on July 18, 2005, of the Trust’s Amended and Restated Designation of Series and Classes of Shares dated as of May 26, 2005 (the “Designation”);
     (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust’s Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on May 21, 2010 authorizing the issuance of the Shares (the “Resolutions”); and
     (e) a draft received on July 7, 2010 of the Registration Statement.
     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original

Seasons Series Trust
July 20, 2010

documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the draft referred to in paragraph (e) above. We note that the resolutions adopted by the Board of Trustees of the Trust at the meeting of the Trustees held on May 21, 2010, as attached to the certificate referenced in paragraph (d) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the resolutions, as incorporated into the minutes of such meeting will be finalized and approved by the Trust’s Trustees, prior to the issuance of the Shares, in substantially the form attached to such certificate. We have also assumed for the purposes of this opinion that the Declaration, the Designation and the Resolutions will not have been amended, modified or withdrawn with respect to the Shares and will be in full force and effect on the date of issuance of such Shares.
     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.
     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust’s Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.
     We understand that all of the foregoing assumptions and limitations are acceptable to you.
     Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Trust’s Declaration and the Resolutions and for the consideration described in the Registration Statement will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

Seasons Series Trust
July 20, 2010

     This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
BINGHAM McCUTCHEN LLP